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                                                                  Exhibit (9)(b)

                                 THE GALAXY VIP FUND

                               ADMINISTRATION AGREEMENT
                                   Amendment No. 1


                                             February 27, 1998




First Data Investor Services
   Group, Inc.
4400 Computer Drive
Westboro, Massachusetts  01581

Dear Sirs:

     This letter is to confirm that the undersigned, The Galaxy VIP Fund (the "Trust"), a Massachusetts business trust, has agreed that Schedule A to the Administration Agreement ("Agreement") between the Trust and First Data Investor Services Group, Inc. ("FDISG") dated as of June 1, 1997, is herewith amended to provide that FDISG shall be the administrator for the Trust's Growth and Income Fund, Small Company Growth Fund, Columbia Real Estate Equity Fund II and Columbia High Yield Fund II on the terms and conditions contained in the Agreement.

     If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy thereof.

                              Very truly yours,

                              THE GALAXY VIP FUND



                              By: /s/ John T. O'Neill
                                  ---------------------------
                                  Name:  John T. O'Neill
                                  Title:  President

Accepted:

FIRST DATA INVESTOR SERVICES
   GROUP, INC.



By: /s/ Barbara L. Worthen
    ---------------------------
    Name:
    Title: